Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned in his or her capacity as an officer or director of J.P. Morgan Chase & Co., a Delaware corporation (the “Corporation”), hereby constitutes and appoints WILLIAM B. HARRISON, JR., JAMES DIMON, DINA DUBLON, WILLIAM H. MCDAVID, JOAN GUGGENHEIMER and ANTHONY J. HORAN, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with the power to act with or without the others and with full power of substitution and resubstitution, for and on behalf of him or her and in his or her name, place and stead, in any and all capacities, to perform any and all acts and do all things and to execute any and all instruments which said attorneys-in-fact and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) thereunder, with respect to the benefit plans, plan interests, debt, equity, guarantees or, if any, other securities of Bank One Corporation assumed by the Corporation pursuant to the Agreement and Plan of Merger, dated as of January 14, 2004, between the Corporation and Bank One Corporation, as the same may be amended, including without limiting the generality of the foregoing, power and authority to sign each or any Registration Statement on Form S-3, Form S-8 and/or such other Form or Forms as shall be appropriate for the registration thereof, including without limitation, the prospectuses and prospectus supplements contained therein, and any and all amendments, including post-effective amendments, and exhibits thereto (collectively, the “Registration Statements”) to be filed with the Commission, and to sign any and all instruments or documents to be filed as a part of or in connection with said Registration Statements, whether such instruments or documents are filed before or after the effective date of such Registration Statements, to file such Registration Statements so signed, together with any and all instruments or documents to be filed as a part of or in connection with such Registration Statements, with the Commission, to appear before the Commission in connection with any matter relating to such Registration Statements; and to do any and all acts and all things and to execute any and all instruments which said attorneys-in-fact and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the Act and the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Commission thereunder, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each undersigned director or officer in such capacity, to any application, report, instrument, certificate, form or other documents, and any and all supplements and amendments thereto, to be filed on behalf of said Corporation with the Commission, hereby granting to such attorneys-in-fact and agents, and each of them, full power to do and perform any and all acts and things requisite and necessary to be done as he or she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 1st day of July, 2004.

[Signature pages follow]

/s/ William B. Harrison, Jr.
William B. Harrison, Jr. Chairman, Director, and Chief Executive Officer

/s/ Dina Dublon
Dina Dublon Executive Vice President and Chief Financial Officer

/s/ Joseph L. Sclafani
Joseph L. Sclafani Executive Vice President and Controller

/s/ Hans W. Becherer
Hans W. Becherer Director

/s/ John H. Biggs
John H. Biggs Director

/s/ Lawrence A. Bossidy
Lawrence A. Bossidy Director

/s/ Ellen V. Futter
Ellen V. Futter Director

/s/ William H. Gray, III
William H. Gray, III Director

/s/ Lee R. Raymond
Lee R. Raymond Director

/s/ John R. Stafford
John R. Stafford Director

/s/ James Dimon
James Dimon Director, President and Chief Operating Officer

/s/ Stephen B. Burke
Stephen B. Burke Director

/s/ James S. Crown
James S. Crown Director

/s/ Laban P. Jackson
Laban P. Jackson Director

/s/ John W. Kessler
John W. Kessler Director

/s/ Robert I. Lipp
Robert I. Lipp Director

/s/ Richard A. Manoogian
Richard A. Manoogian Director

/s/ David C. Novak
David C. Novak Director